                                                                    Exhibit 4(d)




--------------------------------------------------------------------------------


                                 AMENDMENT NO. 1

                            Dated as of May 13, 2003

                          EXTENDING THE EXPIRATION DATE


                                     of the

                                CREDIT AGREEMENT

                            dated as of May 21, 2002


                                      among


                               AVISTA CORPORATION,

                             THE BANKS PARTY HERETO,

                             WASHINGTON MUTUAL BANK,
                               as Managing Agent,

               FLEET NATIONAL BANK, KEYBANK NATIONAL ASSOCIATION,
              U.S. BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK,
                            as Documentation Agents,

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent,

                                       and

                              THE BANK OF NEW YORK,
                    as Administrative Agent and Issuing Bank



                                 ---------------

          BNY CAPITAL MARKETS, INC. and UNION BANK OF CALIFORNIA, N.A.
                        Lead Arrangers and Book Managers


--------------------------------------------------------------------------------

                                 AMENDMENT NO. 1
                            Dated as of May 13, 2003

                                       to

                                CREDIT AGREEMENT
                            Dated as of May 21, 2002

      AVISTA CORPORATION, a Washington corporation, the Banks listed on the signature pages hereof, WASHINGTON MUTUAL BANK, as Managing Agent, FLEET NATIONAL BANK, KEYBANK NATIONAL ASSOCIATION, U.S. BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, as Documentation Agents, UNION BANK OF CALIFORNIA, N.A., as Syndication Agent, and THE BANK OF NEW YORK, as Administrative Agent and Issuing Bank, agree as follows:

      1. Credit Agreement. Reference is made to the Credit Agreement, dated as of May 21, 2002, among Avista Corporation, a Washington corporation, the Banks listed in Schedule 2.01 thereto, KeyBank National Association and Washington Mutual Bank, as Co-Agents, U.S. Bank, National Association, as Managing Agent, Fleet National Bank and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York, as Administrative Agent and Issuing Bank (the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. As used herein, the terms "Bond Delivery Agreement", "First Mortgage Bond" and "Supplemental Indenture" have the meanings ascribed to such terms in Section 2 hereof and the term "Amendment Documents" means this Amendment, the Bond Delivery Agreement, the First Mortgage Bond and the Supplemental Indenture.

      2. Amendments. Subject to satisfaction of the conditions precedent set forth in Section 4 below, effective as of the date hereof (the "Effective Date"), the Credit Agreement shall be amended as follows:

      (a) The definition of "Applicable Rate" contained in Section 1.01 of the Credit Agreement shall be amended by replacing the table contained therein with the following table:

                                       Commitment Fee
Pricing       Commitment Fee            (> 33.33% but       Commitment Fee     Eurodollar   LC Participation      ABR
  Levels     (< or = 33.33% Usage)    < or = 50.0% Usage)   (> 50.0% Usage)      Margin           Fee            Margin
  ------     ---------------------    -------------------   ---------------      ------           ---            ------
    I             0.250%                 0.200%                 0.150%           1.250%          1.250%         0.250%
    II            0.275%                 0.225%                 0.200%           1.375%          1.375%         0.375%
   III            0.400%                 0.350%                 0.250%           1.625%          1.625%         0.625%
    IV            0.525%                 0.475%                 0.375%           1.875%          1.875%         0.875%
    V             0.750%                 0.625%                 0.500%           2.500%          2.500%         1.500%

      (b)   The definition of "Bond Delivery Agreement" contained in Section
1.01 of the Credit Agreement shall be amended to read as follows:

            "Bond Delivery Agreement" shall mean (i) the Twenty-Ninth Series Bond Delivery Agreement or (ii) any comparable bond delivery agreement relating to the delivery of a first mortgage bond issued under the First Mortgage in substitution for a First Mortgage Bond in connection with a Commitment Increase pursuant to Section 2.10(d).

      (c)   Clause (a) of the definition of "Commitment" contained in Section
1.01 of the Credit Agreement shall be amended by inserting immediately after the words "Section 2.10(b)," the words "increased from time to time pursuant to
Section 2.10(d),".

      (d) The definition of "Expiration Date" contained in Section 1.01 of the Credit Agreement shall be amended by replacing the date "May 20, 2003" with the date "May 11, 2004".

      (e) The definition of "First Mortgage Bond" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

            "First Mortgage Bond" shall mean (i) the Twenty-Ninth Series First Mortgage Bond or (ii) any first mortgage bond under the First Mortgage issued in substitution for a First Mortgage Bond in connection with a Commitment Increase pursuant to Section 2.10(d).

      (f)   Clause (a) of the definition of "Interest Period" contained in
Section 1.01 of the Credit Agreement shall be amended to read as follows:

      (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on, as the Borrower may elect, the date 2 weeks thereafter or the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, and

      (g) The definition of "Supplemental Indenture" contained in Section 1.01 of the Credit Agreement shall be amended to read as follows:

            "Supplemental Indenture" shall mean (i) the Thirty-First Supplemental Indenture or (ii) any supplemental indenture to the First Mortgage pursuant to which a first mortgage bond under the First Mortgage is issued in substitution for a First Mortgage Bond in connection with a Commitment Increase pursuant to Section 2.10(d).

      (h) The following new definitions shall be inserted in the proper alphabetical order in Section 1.01 of the Credit Agreement:

            "Evergreen Letter of Credit" shall mean a Letter of Credit that, by its terms, provides that it shall be automatically renewed or extended for a stated period of time at the end of its then-scheduled expiration date unless the Issuing Bank notifies the beneficiary thereof prior to such expiration date that the Issuing Bank elects not to renew or extend such Letter of Credit.

            "First Amendment" shall mean Amendment No. 1 dated as of May 13, 2003 to this Agreement.

            "Thirty-First Supplemental Indenture" shall mean the Thirty-First Supplemental Indenture, dated as of May 1, 2003, between the Borrower and Citibank, N.A., as trustee under the First Mortgage.

            "Twenty-Ninth Series Bond Delivery Agreement" shall mean the Bond Delivery Agreement, dated the date of the First Amendment, between the Borrower and the Administrative Agent.

            "Twenty-Ninth Series First Mortgage Bond" shall mean a bond of the Twenty-Ninth Series issued under the Supplemental Indenture, in a principal amount equal to the total Commitments on the date of the First Amendment, payable to the Administrative Agent.

      (i) The last sentence of Section 2.05(b) of the Credit Agreement shall be amended by replacing the dollar amount "$50,000,000" with the dollar amount "$75,000,000".

      (j) Section 2.05(c) of the Credit Agreement shall be amended to read as follows:

            (c) Expiration Date. Each Letter of Credit shall expire (or, in the case of an Evergreen Letter of Credit, shall expire if the Issuing Bank gives the required notice of non-renewal or non-extension) not later than the close of business on the date that is five Business Days prior to the first anniversary of the Expiration Date.

      (k) Section 2.05 of the Credit Agreement shall be further amended by adding the following new paragraph (j) to the end thereof:

            (j) In the event that any Letters of Credit are outstanding on the Expiration Date and shall have an expiration date thereafter, the Borrower shall either (i) deposit in an account with the Administrative Agent an amount in cash equal to the LC Exposure as of such date, to be held and applied as provided in Section 2.05(i), or (ii) enter into an agreement with the Issuing Bank (which the Issuing Bank may do in its sole and absolute discretion) effective as of the Expiration Date whereby such Letters of Credit shall thereafter be governed by another agreement and shall cease to be governed by this Agreement, whereupon all participations of the Banks in such Letters of Credit shall automatically terminate, provided that such agreement and termination shall not affect the obligation of the Borrower with respect to amounts accrued or owing at such time under the Loan Documents with respect to such Letters of Credit.

      (l) The caption to Section 2.10 of the Credit Agreement shall be amended by adding the words "; Increase in Commitments" to the end thereof.

      (m) Section 2.10 of the Credit Agreement shall be further amended by adding the new paragraph (d) to the end thereof:

            (d) At any time following the date of this Agreement and prior to the Expiration Date, the aggregate amount of the Commitments may, at the option of the Borrower, be increased by an amount not in excess of $30,000,000, either by new Banks establishing Commitments or by one or more then-existing Banks increasing their Commitments (each such increase by either means, a "Commitment Increase," and each such new Bank or Bank increasing its Commitment, an "Additional Commitment Bank"); provided that
      (a) each Additional Commitment Bank shall be selected or approved by the Borrower and shall be reasonably acceptable to the Administrative Agent and the Issuing Bank, (b) no Bank shall have an obligation to become an Additional Commitment Bank, (c) no Default or Event of Default shall exist immediately prior to or after the effective date of the Commitment Increase, (d) each Commitment Increase shall be in an aggregate amount not less than $10,000,000 and multiples of $5,000,000 in excess thereof, (e) the aggregate amount of the Commitment Increases after the date of this Agreement shall not exceed $30,000,000, and (f) no Commitment Increase shall become effective unless and until (i) the Borrower, the Administrative Agent, the Issuing Bank and each Additional Commitment Bank shall have executed and delivered an agreement substantially in the form of Exhibit D (a "Commitment Increase Supplement") and (ii) the Administrative Agent shall have received a substitute First Mortgage Bond in an amount equal to the total Commitments after giving effect to the Commitment Increase, together with a supplemental indenture, bond delivery agreement, mortgage title insurance, legal opinions and other certificates and documents with respect thereto comparable to those delivered pursuant to Section 4.02(a) with respect to the Twenty-Eighth Series First Mortgage Bond issued under the First Mortgage, in each case in form and substance satisfactory to the Administrative Agent. On the effective date of a Commitment Increase, each Additional Commitment Bank shall purchase, as an assignment from each other existing Bank, the portion of such other Bank's Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding at such time such that, after giving effect to such assignments, the respective aggregate amount of Loans, unreimbursed LC Disbursements and participations in Letters of Credit of each Bank shall be equal to such Bank's Pro Rata Share of the aggregate Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding. The purchase price for the Loans, unreimbursed LC Disbursements and participations in Letters of Credit so assigned shall be the sum of (i) the principal amount of the Loans and unreimbursed LC Disbursements so assigned plus the amount of accrued and unpaid interest thereon as of the date of assignment and (ii) the amount of accrued and unpaid LC Participation Fees as of the date of assignment on the participations in Letters of Credit so assigned. Each Additional Commitment Bank shall pay the aggregate purchase price payable by it to the Administrative Agent on the effective date of the Commitment Increase and the Administrative Agent shall promptly forward to each other Bank the portion thereof payable to it. Upon payment of such purchase price, each other Bank shall be automatically deemed to have sold and made such an assignment to such Additional Commitment Bank and shall, to the extent of the interest assigned, be released from its obligations under the Loan Documents, and such Additional Commitment Bank shall be automatically deemed to have purchased and assumed such an assignment from each other Bank and, if not already a Bank hereunder, shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of a Bank under the Loan Documents.

      (n) The first sentence of Section 2.11 of the Credit Agreement shall be amended by replacing the words "upon at least three Business Days' prior notice to the Administrative Agent" with the words "upon at least three Business Days' prior notice to the Administrative Agent in the case of a prepayment of a Eurodollar Borrowing and upon at least one Business Day's prior notice in the case of a prepayment of an ABR Borrowing".

      (o) Sections 3.05, 3.06, 3.07 and 3.12 of the Credit Agreement shall be amended by replacing all references therein to the date "December 31, 2001" with references to the date "December 31, 2002".

      (p) Section 3.11 of the Credit Agreement shall be amended by replacing the dollar amount "$10,000,000" with the dollar amount "$25,000,000".

      (q) Clause (z) of Section 6.01 of the Credit Agreement shall be amended by replacing the dollar amount "$150,000,000" with the dollar amount "$234,000,000".

      (r) Section 6.09 of the Credit Agreement shall be amended by replacing the references to the years "2002" and "2003" with references to the years "2003" and "2004", respectively.

      (s)   Schedule 2.01 to the Credit Agreement shall be replaced by Schedule
2.01 attached hereto.

      (t) The Credit Agreement shall be amended by adding Exhibit D attached hereto as Exhibit D thereto.

      3. Representations and Warranties. In order to induce the each Bank and the Issuing Bank to enter into this Amendment, the Borrower represents and warrants as follows:

      (a) The Borrower has the corporate power and authority (i) to execute and deliver the Amendment Documents, (ii) to perform its obligations under the Amendment Documents and the Loan Documents as amended thereby and (iii) to borrow Loans and have Letters of Credit issued in the maximum amount available under the Credit Agreement as amended hereby.

      (b) The execution and delivery by the Borrower of the Amendment Documents, the performance by the Borrower of its obligations under the Amendment Documents and the Loan Documents as amended thereby, and the borrowing of Loans and procurement of Letters of Credit in the maximum amount available under the Credit Agreement as amended hereby (collectively, the "Transactions")
(a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation the violation of which could reasonably be expected to impair the validity and enforceability of any Amendment Document or any Loan Document as amended thereby or materially impair the rights of or benefits available to the Banks or the Issuing Bank under the Amendment Documents or the Loan Documents as amended thereby, or of the certificate or articles of incorporation or other constitutive documents or by laws of the Borrower or any Significant Subsidiary,
(B) any order of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of any Amendment Document or any Loan Document as amended thereby, or materially impair the rights of or benefits available to the Banks or the Issuing Bank under the Amendment Documents or the Loan Documents as amended thereby, or (C) any provision of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound in a manner which could reasonably be expected to impair the validity and enforceability of any Amendment Document or any Loan Document as amended thereby or materially impair the rights of or benefits available to the Banks or the Issuing Bank under any Amendment Document or any Loan Document as amended thereby, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument in a manner which could reasonably be expected to impair the validity and enforceability of any Amendment Document or any Loan Document as amended thereby or materially impair the rights of or benefits available to the Banks or the Issuing Bank under any Amendment Document or any Loan Document as amended thereby or (iii) result in the creation or imposition under any such indenture, agreement or other instrument of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

      (c) This Amendment has been duly executed and delivered by the Borrower and constitutes, and each other Amendment Document when executed and delivered by the Borrower, and the Loan Documents as amended thereby, will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

      (d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

      (e) Each representation and warranty made in the Loan Documents is true and correct at and as of the date hereof after giving effect to the Amendment Documents, except to the extent such representations and warranties expressly relate to an earlier date.

      (f) No Default or Event of Default has occurred and is continuing after giving effect to the Amendment Documents.

      4. Conditions to Effectiveness. The amendments provided for in Section 2 above shall become effective as of the Effective Date, but shall not become effective as of such date unless and until each of the following conditions precedent shall have been satisfied:

      (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

            (i) Opinion of Heller Ehrman White & McAuliffe, LLP, counsel to the Borrower, dated the date of this Amendment and addressed to the Administrative Agent, the Banks and the Issuing Bank, with respect to such matters relating to the Borrower, the Amendment Documents and the Loan Documents as amended thereby, as the Administrative Agent, the Issuing Bank or any Bank may reasonably request. The Borrower hereby instructs such counsel to deliver such opinion to the Administrative Agent.

            (ii) Evidence satisfactory to the Administrative Agent that the Borrower shall have obtained all consents and approvals of, and shall have made all filings and registrations with, any Governmental Authority required in order to consummate the Transactions, in each case without the imposition of any condition which, in the judgment of the Banks or the Issuing Bank, could adversely affect their rights or interests under the Amendment Documents or the Loan Documents as amended thereby.

            (iii) A copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State.

            (iv) A certificate of the Secretary or Assistant Secretary of the Borrower dated the date of this Amendment and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of this Amendment and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (iii) above, and (D) as to the incumbency and specimen signature of each officer executing any Amendment Document or any other document delivered in connection therewith on behalf of the Borrower.

            (v) A certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iv) above.

            (vi) A certificate, dated the date of this Amendment and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (e) and (f) of Section 3 hereof.

            (vii) Evidence satisfactory to the Administrative Agent that the Amendment Documents have been executed and delivered by all parties thereto.

            (viii) A certificate, dated the date of this Amendment and signed by the Secretary or an Assistant Secretary of the Borrower, certifying that the First Mortgage has not been amended or supplemented since the certified copy thereof delivered by the Borrower pursuant to Section 4.02(a)(viii) of the Credit Agreement, except as supplemented by the Supplemental Indenture.

            (ix) A paid endorsement to title insurance policy No. NSL 31426-SEA issued by First American Title Insurance Company, which endorsement (A) provides that the insured is the trustee under the First Mortgage including all supplemental indentures through the Supplemental Indenture,
      (B) increases the amount of insurance to not less than $395,000,000, (C) updates the list of insured properties to conform to the list of properties subject to the First Mortgage, (D) insures against loss from the failure of the Supplemental Indenture to modify the First Mortgage and
      (E) updates the insurance as to the priority of the First Mortgage.

            (x) Such other documents as the Administrative Agent, the Banks, the Issuing Bank or their respective legal counsel may reasonably request.

      (b) All fees payable by the Borrower to the Administrative Agent, the Issuing Bank, the Banks or any of their Affiliates on or prior to the date of this Amendment with respect to this Amendment, and all amounts payable by the Borrower pursuant to Section 9.05 of the Credit Agreement for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full or arrangements satisfactory to the Administrative Agent shall have been made to cause them to be paid in full concurrently with the disbursement of the proceeds of any Borrowing to be made on such date.

      (c) All legal matters incident to the Amendment Documents and the Loan Documents as amended thereby and the transactions contemplated thereby shall be reasonably satisfactory to the Administrative Agent, the Banks, the Issuing Bank and their respective legal counsel.

      5. Assignment of Loans, LC Disbursements and LC Participations to Reflect Amended Commitments. On the Effective Date, the Banks whose Pro Rata Shares after giving effect to this Amendment are greater than their Pro Rata Shares prior to giving effect to this Amendment (each an "Increasing Bank") shall purchase, as an assignment from the Banks whose Pro Rata Shares after giving effect to this Amendment are less than their Pro Rata Shares prior to giving effect to this Amendment (each a "Decreasing Bank"), such portions of the Decreasing Banks' Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding at such time such that, after giving effect to such assignments, the respective aggregate amount of Loans, unreimbursed LC Disbursements and participations in Letters of Credit of each Bank shall be equal to such Bank's Pro Rata Share of the aggregate Loans, unreimbursed LC Disbursements and participations in Letters of Credit outstanding. The purchase price for the Loans, unreimbursed LC Disbursements and participations in Letters of Credit so assigned shall be the sum of (i) the principal amount of the Loans and unreimbursed LC Disbursements so assigned plus the amount of accrued and unpaid interest thereon as of the date of assignment and (ii) the amount of accrued and unpaid LC Participation Fees as of the date of assignment on the participations in Letters of Credit so assigned. Each Increasing Bank shall pay the aggregate purchase price payable by it to the Administrative Agent on the Effective Date and the Administrative Agent shall promptly forward to each Decreasing Bank the portion thereof payable to it. Upon payment by an Increasing Bank of the purchase price payable by it to a Decreasing Bank, such Decreasing Bank shall be automatically deemed to have sold and made the applicable assignments to such Increasing Bank and shall, to the extent of the interest assigned, be released from its obligations under the Loan Documents, and such Increasing Bank shall be automatically deemed to have purchased and assumed such assignments from such Decreasing Bank and, if not already a Bank hereunder, shall be a party hereto and, to the extent of the interest assigned, have the rights and obligations of a Bank under the Loan Documents.

      6. Effect of Interest and Fee Rate Amendments. Any changes in interest or fees rates effected by this Amendment shall apply with respect to interest and fees accruing for the Effective Date and periods thereafter, while interest and fees rates in effect prior to the effectiveness of such amendments shall continue to be applicable for accruals for periods prior to the Effective Date.

      7. Confirmation of Amended Agreement. The Credit Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

      8. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

      9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

      10. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

                      [The next page is the signature page]

WITNESS the due execution hereof as of the date first above written.

                                   AVISTA CORPORATION

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   THE BANK OF NEW YORK,
                                       as Administrative Agent, Issuing Bank and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   UNION BANK OF CALIFORNIA, N.A.,
                                       as Syndication Agent and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   FLEET NATIONAL BANK,
                                       as Documentation Agent and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   KEYBANK NATIONAL ASSOCIATION,
                                      as Documentation Agent and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   U.S. BANK, NATIONAL ASSOCIATION,
                                        as Documentation Agent and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   WELLS FARGO BANK,
                                      as Documentation Agent and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   WASHINGTON MUTUAL BANK,
                                      as Managing Agent and a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                   BANK HAPOALIM B.M.,
                                      as a Bank

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                                  SCHEDULE 2.01

                 Names, Commitments, Addresses for Initial Banks

Bank                                                           Commitment
----                                                           ----------
The Bank of New York.                                          $45,000,000
One Wall Street, 19th Floor
New York, New York 10286
Attention:  Steven Kalachman
Telecopy: 212-635-7923

Union Bank of California, N.A.                                 $45,000,000
445 S. Figueroa Street
Los Angeles, CA  90071
Attention:  Karen Elliott
Telecopy: (213) 236-4096

Fleet National Bank                                            $30,000,000
Global Energy
100 Federal Street
Boston, MA  02110
Attention:  Stephen Hoffman
Telecopy:  (617) 434-3652

KeyBank National Association                                   $30,000,000
127 Public Square
Cleveland, OH  10286
Attention:  Sherrie Manson
Telecopy:  (216) 689-4981

U.S.  Bank, N.A.                                               $30,000,000
1420 Fifth Avenue, 1lth Floor
Seattle, WA  98101
Attention:  Wilfred Jack
Telecopy:  (206) 344-3654

Wells Fargo Bank                                               $30,000,000
221 N. Wall Street, Suite 310
Spokane, WA  99201
Attention:  Tom Beil
Telecopy:  (509) 363-6875

Washington Mutual Bank                                         $25,000,000
1201 3rd Avenue
Seattle, WA  98101
Attention:  Bruce Kendrex
Telecopy:  (206) 377-3812

Bank Hapoalim B.M.                                             $10,000,000
1177 Avenue of the Americas
New York, NY  10036
Attention:  Marc Bosc
Telecopy:  (212) 782-2382

                                                              ------------
TOTAL                                                         $245,000,000

                                                                       EXHIBIT D


                         COMMITMENT INCREASE SUPPLEMENT


      THIS COMMITMENT INCREASE SUPPLEMENT is made and dated as of _________________ ____, by and among [ADDITIONAL COMMITMENT BANK] (the "Additional Commitment Bank"), AVISTA CORPORATION, a Washington corporation, and THE BANK OF NEW YORK, as Administrative Agent and Issuing Bank under the Credit Agreement, dated as of May 21, 2002, among Avista Corporation, the Banks listed in Schedule 2.01 thereto, KeyBank National Association and Washington Mutual Bank, as Co-Agents, U.S. Bank, National Association, as Managing Agent, Fleet National Bank and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York, as Administrative Agent and Issuing Bank, as amended (the "Credit Agreement"). Terms used and not otherwise defined herein are used herein with the meanings therein ascribed thereto in the Credit Agreement.

      WHEREAS, the Borrower desires to have the aggregate amount of the Commitments increased; and

      WHEREAS, the Additional Commitment Bank is willing to [become an additional Bank](1)[increase its Commitment](2);

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Upon the effectiveness of this Commitment Increase Supplement, [the Additional Commitment Bank shall be a party to the Credit Agreement and shall be entitled to all of the rights, and be subject to all of the obligations, of a Bank under the Credit Agreement](1) [the Commitment of the Additional Commitment Bank shall be increased from $_____________ to $__________________.](2) [The initial amount of the Additional Commitment Bank's Commitment shall be $________________.](1)

      2. The Additional Commitment Bank acknowledges, and agrees to comply with, its obligation under Section 2.10(d) of the Credit Agreement to purchase assignments of Loans, unreimbursed LC Disbursements and participations in Letters of Credit from the other Banks on the effective date hereof.

      3. This Commitment Increase Supplement shall become effective upon the execution and delivery hereof by the Additional Commitment Bank, the Borrower, the Administrative Agent and the Issuing Bank.

      4. This Commitment Increase Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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(1) Include if Additional Commitment Bank is not an existing Bank.

(2) Include if Additional Commitment Bank is an existing Bank.

      5. This Commitment Increase Supplement shall be construed in accordance with and governed by the law of the State of New York.



      IN WITNESS WHEREOF, the parties hereto have cause this Commitment Increase Supplement to be executed as of the day and year first written above.

                              [ADDITIONAL COMMITMENT BANK]


                              By:
                                 ---------------------------------------
                               Name:
                               Title:



                              AVISTA CORPORATION


                              By:
                                 ---------------------------------------
                               Name:
                               Title:



                              THE BANK OF NEW YORK,
                                as Administrative Agent and Issuing Bank


                              By:
                                 ---------------------------------------
                               Name:
                               Title: